Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2025, with respect to the consolidated financial statements of Pyxis Tankers Inc. included herein and incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Certified Auditors S.A.

Athens, Greece

May 27, 2026